UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

REAL ESTATE ASSOCIATES LIMITED VII

(Exact name of registrant as specified in its charter)

California	0-13810	95-3290316
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited VII, a California limited partnership (the “Registrant”), holds a 99.9% general partner interest in Real Estate Associates IV (“REA IV”), which, in turn, holds a 98.99% limited partnership interest in Yorkview Estates, Ltd. (“Yorkview”), an Ohio limited partnership. On May 11, 2012, Yorkview sold its investment property to The Orlean Company (the “Purchaser”), an Ohio Corporation, in exchange for (i) full satisfaction of the non-recourse note payable due to an affiliate of the Purchaser, (ii) the assumption of the outstanding mortgage loan encumbering the property, and (iii) the sum of $150,000. After payment of closing costs, the Registrant received a distribution from the sale of Yorkview of $105,000. The Registrant had no investment balance remaining in Yorkview at March 31, 2012.

REA IV also holds a 98.99% limited partnership interest in Mount Union Apartments, Ltd. (“Mount Union”), an Ohio limited partnership. On May 11, 2012, Mount Union sold its investment property to the Purchaser in exchange for (i) full satisfaction of the non-recourse note payable due to an affiliate of the Purchaser, (ii) the assumption of the outstanding mortgage loan encumbering the property, and (iii) the sum of one dollar. The Registrant did not receive any proceeds from the sale. The Registrant had no investment balance remaining in Mount Union at March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VII

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 15, 2012